UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 1, 2023

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2023, Brian Mariotti, director and former Chief Executive Officer of Funko, Inc. (the “Company”), notified the Company’s board of directors (“Board”) of his resignation as a member of the Board and as an employee of the Company for “Good Reason” (as defined in that certain Employment Agreement by and between the Company and Mr. Mariotti, dated as of January 3, 2022, as subsequently amended December 5, 2022 (the “Employment Agreement”)), effective immediately (the “Effective Date”). Mr. Mariotti’s resignation as an employee and as a member of the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The resignation also ends Mr. Mariotti’s previously disclosed sabbatical with the Company.

Pursuant to his Employment Agreement, Mr. Mariotti will be entitled to receive, subject to his execution, delivery and non-revocation of a waiver and release of claims agreement: (i) continued base salary payments for 12 months, less applicable withholdings, (ii) reimbursement during such 12-month period of the Company-paid portion of premium payments, as if Mr. Mariotti had remained an active employee, for any COBRA coverage that he timely elects, which shall be payable monthly and (iii) any unvested equity awards held by Mr. Mariotti (A) subject to time-based vesting will accelerate and vest in full and (B) subject to performance-based vesting conditions will be eligible to vest and be settled based on the actual achievement of the applicable performance objective(s) as if the date of termination was the end of the applicable performance period(s).

In addition, effective as of the Effective Date, Mr. Mariotti and the Company entered into an advisor agreement pursuant to which Mr. Mariotti will provide consulting and advisory services to the Company, including services related to the Company’s licensing and creative efforts and related initiatives, and other efforts to pursue business opportunities (the “Advisor Agreement”). The Advisor Agreement has a term of two years and is terminable by the Company for a reason other than Cause (as defined in the Employment Agreement) with six months prior written notice, by the Company for Cause with 30 days prior written notice, or by Mr. Mariotti for any reason with 30 days prior written notice. Pursuant to the Advisor Agreement, the Company has agreed to pay Mr. Mariotti a quarterly fee of $50,000 commencing as of September 1, 2023.

The foregoing description of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisor Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Advisor Agreement, by and between the Company and Brian Mariotti, dated September 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2023	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary